Exhibit 5.1

The Doney Law Firm Securities & Corporate Law	Scott P. Doney, Esq. 3651 Lindell Rd Ste D121 Las Vegas, NV 89103 702.982.5686 scott@doneylawfirm.com

August 20, 2026

OptimizeRx Corporation

260 Charles Street, Suite 302

Waltham, MA 02453

Re:	OptimizeRx Corp., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for OptimizeRx Corporation, a Nevada corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of an additional 1,000,000 shares of the Company’s common stock (the “Shares”), which may be issued pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”).

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the Company’s corporate proceedings as reflected in its minute books including resolutions of the board of directors approving the Plan; (e) the Plan (including Amendment No. 1 and Amendment No. 2 thereto); and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares have been validly authorized, and when the Registration Statement has become effective under the Act, such Shares will, when issued pursuant to the terms of the Plan, be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

The Doney Law Firm

/s/ Scott Doney
Scott Doney, Esq.

OptimizeRx Corp.

August 20, 2026

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, OptimizeRx Corporation.

Very truly yours,

The Doney Law Firm

/s/ Scott P. Doney
Scott P. Doney, Esq